Exhibit 10.1

TRUST AGREEMENT FOR THE TITAN INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN FOR THE BENEFIT OF PAUL G REITZ

This Trust Agreement is made this 13th day of October, 2026, by and between TITAN
INTERNATIONAL, INC. ("Company") and JAY A. FISHMAN ("Trustee").

RECITALS
WHEREAS, Company is obligated to provide supplemental retirement benefits to Paul G. Reitz ("Executive'') under that Deferred Compensation Plan (the "Plan").

WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the Executive;

WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to the Executive and his beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

AGREEMENT
Section 1. ESTABLISHMENT OF TRUST

(a) Company hereby deposits with Trustee in Trust common stock in TITAN INTERNATIONAL, INC. valued at $2,300,000.00, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b) The Trust hereby established shall be irrevocable.

(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Executive and general creditors as herein set forth. The Executive and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual nights of the Executive and his beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) Company agrees to contribute to the Trust, from time to time, the amounts required to be contributed as set forth in the Plan, to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

Section 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

(a) Company shall deliver to Trustee a schedule (the "Payment Schedule" attached to this agreement) that indicates the amounts payable to Executive (and his beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Payment Schedule is set forth in the Plan. Except as otherwise provided herein, Trustee shall make payments to the Executive and his beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan (the "Tax Obligations") and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

(b) The entitlement of the Executive or his beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c) Company may make payment of benefits directly to the Executive or his beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

(d) Company shall provide Trustee notice of its payment of the Tax Obligations. Company agrees to indemnify and hold Trustee harmless for any Tax Obligations should Company fail to report, withhold and pay such Tax Obligations and the taxing authority seeks payment of any Tax Obligations from Trustee.

Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

(a) Trustee shall cease payment of benefits to the Executive and his beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (1) Company is unable to pay its debts as they become due, or (11) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

(3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Executive or his beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the

Executive or his beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

(4) Trustee shall resume the payment of benefits to the Executive or his beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Executive or his beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Executive or his beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4. PAYMENTS TO COMPANY

Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Executive and his beneficiaries pursuant to the terms of the Plan.

Section 5. INVESTMENT AUTHORITY
In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee in accordance with Section 14 of this Agreement and shall in no event be exercisable by or rest with the Executive.
Company shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 6. DISPOSITION OF INCOME
During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7. ACCOUNTING BY TRUSTEE
Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 75 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8. RESPONSIBILITY OF TRUSTEE
(a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

(c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals, including counsel, to assist it in performing any of its duties or obligations hereunder.

(e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) However, notwithstanding the provisions of section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9. COMPENSATION AND EXPENSES OF TRUSTEE

Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. The Trustee's fee schedule is set forth on Appendix A hereto.

Section 10. RESIGNATION AND REMOVAL OF TRUSTEE

(a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

(b) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

(c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Paragraphs (a) or (b) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11. APPOINTMENT OF SUCCESSOR
(a) If Trustee resigns or is removed in accordance with Sections 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12. AMENDMENT OR TERMINATION
(a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

(b) The Trust shall not terminate until the date on which the Executive and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

(c) Upon the Trustee's receipt of verification of written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan has been made. All assets in the Trust at termination shall be returned to Company.

Section 13. MISCELLANEOUS

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to the Executive and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

Section 14. POWERS AND DUTIES OF TRUSTEE

(a) The Trustee has all of the powers and duties given by law, including by any provision of this Trust, and the following powers and duties, and is granted the broadest, fullest and most complete power and authority, in each case to be exercised in such manner and to such extent as the Trustee, in the Trustee's reasonable discretion, shall believe advisable and desirable, and without order of court, for example:

(1) To become the owner of, invest in and take possession of, one or more insurance policies and to take possession of any insurance proceeds and of any property forming a part of the Trust, to receive additions to the Trust, to hold, administer and distribute the same under this Trust, and to collect the income and profits from such property;

(2) To retain indefinitely all property in the form in which it shall be received, acquired through investments or otherwise, without liability for any loss that may be incurred thereby, and without regard to the proportion that any one asset or class of assets may bear to the whole;

(3) To purchase, invest in, reinvest in, or otherwise acquire, and to retain, whether originally a part hereof or acquired later, any and all stocks (other than Company stock as expressly provided for herein), bonds, notes, annuities, or other securities, or any variety of real or personal property, including stocks or interests in investment trusts and common trust funds operated and managed by a corporate trustee including the Trustee, as the Trustee may believe advisable; to buy, sell and trade in securities of any nature (but not including short sale or on margin). Investments need not be diversified and may be made or retained with a view to a possible increase in value. The Trustee, at any time, may render liquid the Trust, in whole or in part, and hold cash or readily marketable securities of little or no yield for such period as the Trustee may believe advisable;

(4) To sell, convey, exchange, surrender, abandon, or otherwise deal with or dispose of any and all property wherever located, when, in such manner and upon such terms as Trustee believes expedient and proper; to sign transfers and other documents of any kind;

(5) To borrow money upon terms acceptable to the Trustee from any person or entity, including any insurance company with respect to any insurance policy owned by the Trust;

(6) To open, maintain and close any accounts, including checking, savings and money market accounts, in banks or other institutions, to deposit any property in and to withdraw any property from such accounts, all in the name of a Trustee;

(7) To give general or special proxies or powers of attorney for voting or acting in respect of stock or securities, which may be discretionary and with power of substitution; to deposit stock or securities with, or transfer them to, protective committees or similar bodies; to join in any reorganization and to pay assessments or subscriptions called for in connection with stock or securities held by the Trustee;

(8) To adjust, arbitrate, compromise, sue, defend, abandon, or otherwise deal with and settle any and all claims in favor of or against the Trust;

(9) To employ investment counsel, custodians of Trust property, brokers, accountants, attorneys, advisors and any other agents to act on behalf of the Trustee; to do anything and to sign all documents necessary, incidental, or convenient to the proper administration of the Trust; to delegate discretionary powers to such agents; and to pay all related expenses from any Trust assets (but after first seeking reimbursement from, or payment by, the Company);

(10) To allocate between income and principal all receipts and disbursements in such manner as the Trustee considers advisable, notwithstanding the provisions of the Uniform Principal and Income Act, always giving greater weight to the current needs of the Executive and his beneficiaries rather than to the possible needs of the Company as the remainder beneficiary;

(11) To make payments, division, or distribution of any Trust property, wholly or partly in kind and to make non-pro rata distributions of such in kind property;

(12) To keep Trust property anywhere, including with a depositary or custodian;

(13) To indicate the interest of any beneficiary by book entry rather than by physical division of property;

(14) To engage in a transaction with the Trust in the Trustee's capacity as such and to invest Trust property in a company, corporation or association with which the Trustee is affiliated. The Trustee may personally derive a profit from the purchase, sale or transfer of the Trust property;

(15) Notwithstanding anything in Section 14 to the contrary, the Company shall have the right to direct the Trustee with respect to investments of the Trust Fund. Any such investment direction shall be in writing by the Company. The Trustee shall have no duty or responsibility to determine or review the merit or suitability of investing any of the assets of the Trust Fund pursuant to such direction and the Company therefore expressly waives any diversification of investments that may otherwise be necessary, appropriate or required under law;

(16) To exercise any option and make any election permitted under any tax law;

(17) To authorize anyone to exercise any of the Trustee's powers with respect to checking or savings accounts, brokerage accounts, or any other Trust accounts or property by a written document signed by the Trustee and delivered personally, or sent by mail, facsimile or otherwise to the person(s) so named. This power to authorize another to act shall not result in the reduction of the Trustee's powers to so act with respect to such assets. Any such written authorization shall be revocable at any time by a similarly delivered or sent signed document and shall be revoked at the removal or resignation of the then acting Trustee granting such authorization;

(18) To create, participate in, invest in or otherwise deal with a limited liability company, continue a business through a limited liability company and exercise all powers of a member of a limited liability company, including, but not limited to, serving as a manager of the limited liability company;

(19) To create, participate in, invest in, or otherwise deal with any partnership interest, whether general or limited; and

(20) To allocate Trust property between separate trusts (if any), in cash or in kind, without dividing the property physically into parts to which each such separate trust is entitled, and to evidence individual parts by appropriate book entries. When exact division of property or allocation of undivided interests between separate trusts (if any) is not practical, the Trustee may select the property to be apportioned in whole to each separate trust (if any).

(b) All Trustee powers are exercisable by the Trustee only in a fiduciary capacity.
(c) The Trustee may not delegate any right, power or duty the Trustee is prohibited from delegating. Any delegating document shall be revocable at any time by similarly delivered or sent signed document, and shall be revoked at the resignation or removal of the delegator or delegatee.
(d) The Trustee shall not be liable for the exercise of any discretionary power under the Trust absent fraud, theft, willful acts or omissions or gross negligence.
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Section 15. EFFECTIVE DATE

The effective date of this Trust Agreement shall be October 13, 2026,

COMPANY
TITAN INTERNATIONAL, INC.

_____________________________
By:
Its:
TRUSTEE
JAY A. FISHMAN

_____________________________
By:
Its: